FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti/Emily Deissler/Benjamin Spicehandler/Spencer Waybright
Sard Verbinnen & Co
212-687-8080
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS THIRD QUARTER 2014 FINANCIAL RESULTS

MIAMI, FL, October 29, 2014 - Vector Group Ltd. (NYSE: VGR) today announced financial results for the three and nine months ended September 30, 2014.
On December 13, 2013, Vector Group increased its ownership of Douglas Elliman Realty, LLC from 50% to 70.59%. Consequently, after December 13, 2013, Vector Group consolidates the operations and financial position of Douglas Elliman Realty in its financial statements. It had previously accounted for its interest in Douglas Elliman under the equity method of accounting.

GAAP Financial Results

Third quarter 2014 revenues were $419.9 million, compared to revenues of $277.9 million in the third quarter of 2013. The increase in revenues in 2014 was primarily due to the acquisition and consolidated presentation of Douglas Elliman. The Company recorded operating income of $63.0 million in the third quarter of 2014, compared to operating loss of $37.3 million in the third quarter of 2013. Net income attributed to Vector Group Ltd. for the 2014 third quarter was $14.9 million, or $0.14 per diluted common share, compared to net loss of $36.9 million, or $(0.39) per diluted common share, in the 2013 third quarter.
For the nine months ended September 30, 2014, revenues were $1.17 billion, compared to $780.3 million for the first nine months of 2013. The increase in revenues in 2014 was primarily due to the acquisition and consolidated presentation of Douglas Elliman. The Company recorded operating income of $166.0 million for the 2014 nine-month period, compared to operating income of $50.1 million for the 2013 nine-month period. Net income attributed to Vector Group Ltd. for the 2014 nine-month period was $25.4 million, or $0.24 per diluted common share, compared to net loss of $25.1 million, or $(0.26) per diluted common share, for the first nine months of 2013.

Non-GAAP Financial Results

The Company's non-GAAP financial results are presented assuming the Company's acquisition of its additional 20.59% interest in Douglas Elliman Realty, LLC, and the related purchase accounting adjustments, occurred prior to January 1, 2013. Non-GAAP financial results also include adjustments for litigation settlement and judgment expenses in the Company's tobacco business, a one-time charge in 2013 related to the extinguishment of the Company's 11% Senior Secured Notes, non-cash stock compensation expense (for purposes of Pro-forma Adjusted EBITDA only), and non-cash interest items associated with the Company's convertible debt. Reconciliations of non-GAAP financial results to the comparable GAAP financial results for the three and nine months ended September 30, 2014 and 2013 are included in Tables 2 through 10.
Three months ended September 30, 2014 compared to the three months ended September 30, 2013
Third quarter 2014 Pro-forma Adjusted Revenues (as described in Table 2 attached hereto) were $419.9 million compared to $405.5 million in 2013. The increase was primarily due to an increase in real estate revenues at Douglas Elliman.
Pro-forma Adjusted EBITDA attributed to Vector Group (as described below and in Table 3 attached hereto) was $65.0 million for the third quarter of 2014 as compared to $63.0 million for the third quarter of 2013. The increase in Pro-forma Adjusted EBITDA attributed to Vector Group were primarily attributable to higher profits in the tobacco and real estate segments.

Pro-forma Adjusted Net Income (as described below and in Table 4 attached hereto) was $21.7 million or $0.20 per diluted share for the three months ended September 30, 2014 and $17.9 million or $0.18 per diluted share for the three months ended September 30, 2013.
Pro-forma Adjusted Operating Income (as described below and in Table 5 attached hereto) was $65.0 million for the three months ended September 30, 2014 and $63.9 million for the three months ended September 30, 2013.

Nine months ended September 30, 2014 compared to the nine months ended September 30, 2013
For the nine months ended September 30, 2014 Pro-forma Adjusted Revenues (as described in Table 2 attached hereto) were $1.18 billion compared to $1.10 billion in 2013. The increase was primarily due to an increase in real estate revenues at Douglas Elliman.
Pro-forma Adjusted EBITDA attributed to Vector Group (as described below and in Table 3 attached hereto) was $174.4 million for the nine months ended September 30, 2014 as compared to $160.1 million for the nine-month period of 2013. The increase in Pro-forma Adjusted EBITDA attributed to Vector Group were primarily attributable to higher profits in the tobacco and real estate segments.
Pro-forma Adjusted Net Income (as described below and in Table 4 attached hereto) was $52.4 million or $0.50 per diluted share for the nine months ended September 30, 2014 and $46.8 million or $0.47 per diluted share for the nine months ended September 30, 2013.
Pro-forma Adjusted Operating Income (as described below and in Table 5 attached hereto) was $173.2 million for the nine months ended September 30, 2014 and $156.7 million for the nine months ended September 30, 2013.

Tobacco Business Financial Results
For the third quarter 2014, the Company's tobacco business had revenues of $264.5 million, compared to $271.5 million for the third quarter 2013. The decline in revenues was primarily due to a 5.3% decline in unit sales volume partially offset by favorable net pricing variances. Tobacco Adjusted Operating Income (described below and included in Table 6 attached hereto) for the third quarter 2014 and 2013 was $53.2 million and $51.5 million, respectively.
For the nine months ended September 30, 2014, the Company's tobacco business had revenues of $748.5 million, compared to $761.0 million for the nine months ended September 30, 2013. The decline in revenues was primarily due to a 4.6% decline in unit sales volume partially offset by favorable net pricing variances. Tobacco Adjusted Operating Income (described below and included in Table 6 attached hereto) for the nine months ended September 30, 2014 and 2013 was $147.7 million and $140.0 million, respectively.
For the three and nine months ended September 30, 2014, the Company's tobacco business had conventional cigarette sales of approximately 2.29 billion units and 6.50 billion units, respectively, compared to 2.42 billion units and 6.82 billion for the three and nine months ended September 30, 2013.

Real Estate Business Financial Results
For the third quarter 2014, the Company's real estate segment had Pro-forma Adjusted Revenues of $153.7 million, compared to $134.0 million for the third quarter 2013. For the nine months ended September 30, 2014, the Company's real estate segment's Pro-forma Adjusted Revenues were $417.0 million compared to $335.0 million for the nine months ended September 30, 2013. The increase in revenues was primarily due to an increase in revenues at Douglas Elliman combined with the sale of the Company's Indian Creek property. For the third quarter 2014, Real Estate Pro-forma Adjusted EBITDA attributed to the Company were $13.7 million, compared to $12.0 million for the third quarter 2013. For the nine months ended September 30, 2014, Real Estate Pro-forma Adjusted EBITDA attributed to the Company were $34.0 million, compared to $22.2 million for the nine months ended September 30, 2013.

Douglas Elliman's results are included in the Real Estate segment. Douglas Elliman's Pro-Forma Adjusted Revenues for the third quarter 2014 were $153.2 million, compared to $133.4 million for the third quarter 2013. For the nine months ended September 30, 2014, Douglas Elliman's Pro-forma Adjusted Revenues were $398.7 million compared to $331.1 million for the nine months ended September 30, 2013. For the third quarter 2014, Douglas Elliman's Pro-forma Adjusted EBITDA were $20.1 million ($13.7 million attributed to the Company), compared to $18.4 million ($13.0 million attributed to the Company) for the third quarter 2013. For the nine months ended September 30, 2014, Douglas Elliman's Pro-forma Adjusted EBITDA were $42.8 million ($30.2 million attributed to the Company), compared to $32.5 million ($22.9 million attributed to the Company) for the nine months ended September 30, 2013.

For the three and nine months ended September 30, 2014, Douglas Elliman achieved closed sales of approximately $5.2 billion and $13.3 billion, respectively, compared to $4.5 billion and $10.8 billion for the three and nine months ended September 30, 2013.
E-cigarettes
For the third quarter 2014, the Company's E-cigarette segment had Pro-forma Adjusted Revenues of $1.6 million and a loss of Pro-forma Adjusted EBITDA of $2.9 million. For the nine months ended September 30, 2014, the Company's E-cigarette segment had Pro-forma Adjusted Revenues of $10.0 million and a loss of Pro-forma Adjusted EBITDA of $7.1 million.
The Company's E-cigarette segment did not have any revenues in the 2013 periods and reported a loss from Pro-forma Adjusted EBITDA of $560 for the three and nine months ended September 30, 2013.
As a result of the amount of operating losses of Zoom as of September 30, 2014, when compared to the remaining components of the Company's Corporate and Other segment, the Company has reevaluated its operating segments and has separated Zoom’s operations from the Corporate and Other segment for previously reported 2014 periods and from the Tobacco segment for the previously reported 2013 periods. Thus, prior period information has been recast to conform to the current presentation. This change did not have an impact to the Company's historical consolidated results.
Non-GAAP Financial Measures
Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. Management uses Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA as measures to review and assess operating performance of the Company's business, and management and investors should review both the overall performance (GAAP net income) and the operating performance (Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA) of the Company's business. While management considers Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA are susceptible to varying calculations and the Company's measurement of Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA may not be comparable to those of other companies. Attached hereto as Tables 2 through 10 is information relating to the Company's Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA for the three and nine months ended September 30, 2014 and 2013.

Conference Call to Discuss Third Quarter 2014 Results
As previously announced, the Company will host a conference call and webcast on Thursday, October 30, 2014 at 9:00 A.M. (ET) to discuss third quarter 2014 results. Investors can access the call by dialing 800-859-8150 and entering 24115224 as the conference ID number. The call will also be available via live webcast at www.investorcalendar.com. Webcast participants should allot extra time to register before the webcast begins.
A replay of the call will be available shortly after the call ends on October 30, 2014 through November 13, 2014. To access the replay, dial 877-656-8905 and enter 24115224 as the conference ID number. The archived webcast will also be available at www.investorcalendar.com for one year.

Vector Group is a holding company that indirectly owns Liggett Group LLC, Vector Tobacco Inc. and Zoom E-Cigs LLC and directly owns New Valley LLC, which owns a controlling interest in Douglas Elliman Realty, LLC. Additional information concerning the company is available on the Company's website, www.VectorGroupLtd.com.

[Financial Tables Follow]
# # #

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Revenues
Tobacco*	$264,520	$271,516	$748,468	$761,038
Real estate	153,748	6,425	415,280	19,298
E-Cigarettes	1,608	—	9,977	—
Total revenues	419,876	277,941	1,173,725	780,336

Expenses:
Cost of sales:
Tobacco*	189,728	194,991	537,667	548,377
Real estate	96,442	5,844	261,531	16,080
E-Cigarettes	1,066	—	6,357	—
Total cost of sales	287,236	200,835	805,555	564,457

Operating, selling, administrative and general expenses	69,431	26,478	200,431	77,915
Litigation settlement and judgment expense	225	87,913	1,725	87,913
Operating income	62,984	(37,285)	166,014	50,051

Other income (expenses):
Interest expense	(44,034)	(33,583)	(123,670)	(99,045)
Loss on extinguishment of debt	—	—	—	(21,458)
Change in fair value of derivatives embedded within convertible debt	7,127	2,800	7,447	8,299
Acceleration of interest expense related to debt conversion	(994)	—	(5,112)	—
Equity income from real estate ventures	3,258	9,489	3,002	16,774
Equity income (loss) on long-term investments	829	(53)	1,462	770
Gain (loss) on sale of investment securities available for sale	33	(99)	(38)	5,110
Other, net	2,466	2,871	8,167	5,151
Income (loss) before provision for income taxes	31,669	(55,860)	57,272	(34,348)
Income tax expense (benefit)	11,964	(18,969)	21,007	(9,287)

Net income (loss)	19,705	(36,891)	36,265	(25,061)

Net income attributed to non-controlling interest	(4,826)	—	(10,881)	—

Net income (loss) attributed to Vector Group Ltd.	$14,879	$(36,891)	$25,384	$(25,061)

Per basic common share:

Net income (loss) applicable to common shares attributed to Vector Group Ltd.	$0.14	$(0.39)	$0.24	$(0.26)

Per diluted common share:

Net income (loss) applicable to common shares attributed to Vector Group Ltd.	$0.14	$(0.39)	$0.24	$(0.26)

Cash distributions and dividends declared per share	$0.38	$0.36	$1.14	$1.09

* Revenues and Cost of goods sold include excise taxes of $115,323, $121,787, $327,434 and $343,294, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF PRO-FORMA ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2014	2014	2013	2014	2013

Revenues	$1,473,310	$419,876	$277,941	$1,173,725	$780,336

Reclassification of revenues as a result of the consolidation of Douglas Elliman (a)	100,732	—	127,537	—	315,721
Purchase accounting adjustments (b)	3,040	—	—	1,683	—
Total adjustments	103,772	—	127,537	1,683	315,721

Pro-forma Adjusted Revenues	$1,577,082	$419,876	$405,478	$1,175,408	$1,096,057

Pro-forma Adjusted Revenues by Segment
Tobacco	$1,001,771	$264,520	$271,516	$748,468	$761,038
E-cigarettes	9,977	1,608	—	9,977	—
Real Estate (c)	565,334	153,748	133,962	416,963	335,019
Corporate and Other	—	—	—	—	—
Total	$1,577,082	$419,876	$405,478	$1,175,408	$1,096,057

a.
Represents revenues of Douglas Elliman Realty, LLC in the respective 2013 periods. On December 13, 2013, the Company increased its ownership of Douglas Elliman Realty, LLC from 50% to 70.59%. Consequently, after December 13, 2013, the Company consolidates the operations and financial position of Douglas Elliman Realty, LLC in its financial statements.  The Company had previously accounted for its interest in Douglas Elliman Realty, LLC under the equity method and revenues from Douglas Elliman Realty, LLC were not included in the Company's revenues.

b.
Amounts represent one-time purchase accounting adjustments to fair value for deferred revenues recorded in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC on December 13, 2013.

c.
Includes Pro-Forma Adjusted Revenues from Douglas Elliman Realty, LLC of $524,812 for the last twelve months ended September 30, 2014 and $153,205, $133,386, $398,666, and $331,089 for the three and nine months ended September 30, 2014 and 2013, respectively.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
COMPUTATION OF PRO-FORMA ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2014	2014	2013	2014	2013

Net income (loss) attributed to Vector Group Ltd.	$86,495	$14,879	$(36,891)	$25,384	$(25,061)
Interest expense	156,772	44,034	33,583	123,670	99,045
Income tax expense (benefit)	52,983	11,964	(18,969)	21,007	(9,287)
Net income attributed to non-controlling interest	10,629	4,826	—	10,881	—
Depreciation and amortization	23,225	6,045	2,772	18,599	8,005
EBITDA	$330,104	$81,748	$(19,505)	$199,541	$72,702
Change in fair value of derivatives embedded within convertible debt (a)	(18,083)	(7,127)	(2,800)	(7,447)	(8,299)
Equity (gain) loss on long-term investments (b)	(2,758)	(829)	53	(1,462)	(770)
(Gain) loss on sale of investment securities available for sale	(4)	(33)	99	38	(5,110)
Equity income from real estate ventures (c)	(4,153)	(3,258)	(9,489)	(3,002)	(16,774)
Loss on extinguishment of debt	—	—	—	—	21,458
Acceleration of interest expense related to debt conversion	17,526	994	—	5,112	—
Stock-based compensation expense (d)	2,613	1,040	678	2,027	1,933
Litigation settlement and judgment expense (e)	1,918	225	87,913	1,725	87,913
Impact of MSA Settlement (f)	(2,279)	—	(4,016)	(1,419)	(10,963)
Gain on acquisition of Douglas Elliman	(60,842)	—	—	—	—
Reclassification of EBITDA as a result of the consolidation of Douglas Elliman (g)	13,804	—	18,359	—	32,836
Purchase accounting adjustments	1,013	407	—	1,013	—
Other, net	(10,566)	(2,466)	(2,871)	(8,167)	(5,151)
Pro-forma Adjusted EBITDA	$268,293	$70,701	$68,421	$187,959	$169,775
Pro-forma Adjusted EBITDA attributed to non-controlling interest	(17,324)	(5,660)	(5,399)	(13,561)	(9,656)
Pro-forma Adjusted EBITDA attributed to Vector Group Ltd.	$250,969	$65,041	$63,022	$174,398	$160,119

Pro-forma Adjusted EBITDA by Segment
Tobacco	$207,462	$56,097	$53,849	$155,716	$147,120
E-cigarettes	(7,559)	(2,910)	(560)	(7,100)	(560)
Real Estate (h)	80,572	19,369	17,447	47,589	31,883
Corporate and Other	(12,182)	(1,855)	(2,315)	(8,246)	(8,668)
Total	$268,293	$70,701	$68,421	$187,959	$169,775

Pro-forma Adjusted EBITDA Attributed to Vector Group by Segment
Tobacco	$207,462	$56,097	$53,849	$155,716	$147,120
E-cigarettes	(7,559)	(2,910)	(560)	(7,100)	(560)
Real Estate (i)	63,248	13,709	12,048	34,028	22,227
Corporate and Other	(12,182)	(1,855)	(2,315)	(8,246)	(8,668)
Total	$250,969	$65,041	$63,022	$174,398	$160,119

a.	Represents income or losses recognized from changes in the fair value of the derivatives embedded in the Company's convertible debt.

b.	Represents income or losses recognized on long-term investments that the Company accounts for under the equity method.

c.	Represents equity income recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

d.	Represents amortization of stock-based compensation.

e.	Represents accrual for a settlement of an Engle progeny judgment.

f.	Represents the Company's tobacco business's settlement of a long-standing dispute related to the Master Settlement Agreement.

g.
Represents Adjusted EBITDA of Douglas Elliman Realty, LLC in the respective 2013 periods. On December 13, 2013, the Company increased its ownership of Douglas Elliman Realty, LLC from 50% to 70.59%. Consequently, after December 13, 2013, the Company consolidates the operations and financial position of Douglas Elliman Realty, LLC in its financial statements .  The Company had previously accounted for its interest in Douglas Elliman Realty, LLC under the equity method, and operating income as well as depreciation and amortization expense from Douglas Elliman Realty, LLC were not included in the Company's Adjusted EBITDA.

h.
Includes Pro-forma Adjusted EBITDA for Douglas Elliman Realty, LLC of $56,686 for the last twelve months ended September 30, 2014 and $20,079, $18,395, $42,847 and $32,541 for the three and nine months ended September 30, 2014 and 2013, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC's entire Pro-forma Adjusted EBITDA.

i.
Includes Pro-forma Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $40,015 for the last twelve months ended September 30, 2014 and $14,174, $12,996, $30,246 and $22,885 the three and nine months ended September 30, 2014 and 2013, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC's Pro-forma Adjusted EBITDA for non-controlling interest.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF PRO-FORMA ADJUSTED NET INCOME
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net income (loss) attributed to Vector Group Ltd.	$14,879	$(36,891)	$25,384	$(25,061)

Acceleration of interest expense related to debt conversion	994	—	5,112	—
Change in fair value of derivatives embedded within convertible debt	(7,127)	(2,800)	(7,447)	(8,299)
Non-cash amortization of debt discount on convertible debt	14,033	9,620	41,180	25,432
Loss on extinguishment of 11% Senior Secured Notes due 2015	—	—	—	21,458
Litigation settlement and judgment expense (a)	225	87,913	1,725	87,913
Impact of MSA Settlement (b)	—	(4,016)	(1,419)	(10,963)
Interest income from MSA Settlement (c)	—	(1,971)	—	(1,971)
Adjustment to reflect additional 20.59% of net income from Douglas Elliman Realty, LLC (d)	—	3,500	—	6,090
Out-of-period adjustment related to Douglas Elliman acquisition in 2013 (e)	—	—	(1,231)	—
Douglas Elliman Realty, LLC purchase accounting adjustments (f)	1,252	—	4,830	—
Total adjustments	9,377	92,246	42,750	119,660

Tax expense related to adjustments	(3,877)	(37,445)	(17,677)	(47,799)
Adjustments to income tax expense due to purchase accounting (g)	1,305	—	1,938	—

Pro-forma Adjusted Net Income attributed to Vector Group Ltd.	$21,684	$17,910	$52,395	$46,800

Per diluted common share:

Pro-forma Adjusted Net Income applicable to common shares attributed to Vector Group Ltd.	$0.20	$0.18	$0.50	$0.47

a. Represents accrual for a settlement of an Engle progeny judgment.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

c.	Represents interest income on the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

d.
Represents 20.59% of Douglas Elliman Realty LLC's net income in the respective 2013 periods. On December 13, 2013, the Company increased its ownership of Douglas Elliman Realty, LLC from 50% to 70.59%. Consequently, after December 13, 2013, the Company includes an additional 20.59% of Adjusted Net Income from Douglas Elliman Realty, LLC in the Company's Adjusted Net Income.

e.
Represents an out-of-period adjustment related to a non-accrual of a receivable from Douglas Elliman in the fourth quarter of 2013 and would have increased the Company’s gain on acquisition of Douglas Elliman in 2013.

f.
Represents 70.59% of one-time purchase accounting adjustments to fair value for assets acquired in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC on December 13, 2013.

g.
Represents adjustments to income tax expense due to a change in the Company's marginal income tax rate from 40.6% to 41.35% as a result of its acquisition of 20.59% of Douglas Elliman Realty, LLC on December 13, 2013.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF PRO-FORMA ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2014	2014	2013	2014	2013

Operating income (loss)	$227,999	$62,984	$(37,285)	$166,014	$50,051

Litigation settlement and judgment expense (a)	1,918	225	87,913	1,725	87,913
Impact of MSA Settlement (b)	(2,279)	—	(4,016)	(1,419)	(10,963)
Reclassification of operating income as a result of the consolidation of Douglas Elliman Realty, LLC (c)	12,873	—	17,317	—	29,725
Douglas Elliman purchase accounting adjustments (d)	8,493	1,773	—	6,843	—
Total adjustments	21,005	1,998	101,214	7,149	106,675

Pro-forma Adjusted Operating Income (e)	$249,004	$64,982	$63,929	$173,163	$156,726

a.	Represents accrual for a settlement of an Engle progeny judgment.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

c.
Represents Adjusted Operating Income of Douglas Elliman Realty, LLC in the respective 2013 periods. On December 13, 2013, the Company increased its ownership of Douglas Elliman Realty, LLC from 50% to 70.59%. Consequently, after December 13, 2013, the Company consolidates the operations and financial position of Douglas Elliman Realty in its financial statements.  The Company had previously accounted for its interest in Douglas Elliman under the equity method and operating income from Douglas Elliman Realty, LLC was not included in the Company's operating income.

d.
Amounts represent one-time purchase accounting adjustments to fair value for assets acquired in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC on December 13, 2013.

e.	Does not include a reduction for 29.41% non-controlling interest in Douglas Elliman Realty, LLC.

TABLE 6
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2014	2014	2013	2014	2013

Operating income (loss) from tobacco business	$197,391	$52,993	$(32,414)	$147,395	$63,040

Litigation settlement and judgment expense (a)	1,918	225	87,913	1,725	87,913
Impact of MSA Settlement (b)	(2,279)	—	(4,016)	(1,419)	(10,963)
Total adjustments	(361)	225	83,897	306	76,950

Tobacco Adjusted Operating Income	$197,030	$53,218	$51,483	$147,701	$139,990

a.	Represents accrual for a settlement of an Engle progeny judgment.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

TABLE 7
VECTOR GROUP LTD. AND SUBSIDIARIES
ANALYSIS OF NEW VALLEY LLC PRO-FORMA ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2014	2014	2013	2014	2013

New Valley LLC revenues	$461,562	$153,748	$6,425	$415,280	$19,298

Reclassification of revenues as a result of the consolidation of Douglas Elliman (a)	100,732	—	127,537	—	315,721
Purchase accounting adjustments (b)	3,040	—	—	1,683	—
Total adjustments	103,772	—	127,537	1,683	315,721

New Valley LLC Pro-forma Adjusted Revenues (c)	$565,334	$153,748	$133,962	$416,963	$335,019

a.
Represents revenues of Douglas Elliman Realty, LLC for the respective three month periods. For the last twelve months ended June 30, 2014, represents revenues of Douglas Elliman Realty, LLC from July 1, 2013 to December 13, 2013. For the year ended December 31, 2013, represents revenues of Douglas Elliman Realty, LLC for the period from January 1, 2013 to December 13, 2013. On December 13, 2013, the Company increased its ownership of Douglas Elliman Realty, LLC from 50% to 70.59%. Consequently, after December 13, 2013, the Company consolidates the operations and financial position of Douglas Elliman Realty, LLC in its financial statements.  The Company had previously accounted for its interest in Douglas Elliman Realty, LLC under the equity method and revenues from Douglas Elliman Realty, LLC were not included in the Company's revenues.

b.
Amounts represent one-time purchase accounting adjustments to fair value for deferred revenues recorded in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC on December 13, 2013.

c.
Includes Pro-forma Adjusted Revenues from Douglas Elliman Realty, LLC of $524,812 for the last twelve months ended September 30, 2014 and $153,205, $133,386, $398,666, and $331,089 for the three and nine months ended September 30, 2014 and 2013, respectively.

TABLE 8
VECTOR GROUP LTD. AND SUBSIDIARIES
COMPUTATION OF NEW VALLEY LLC PRO-FORMA ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2014	2014	2013	2014	2013

Net income attributed to Vector Group Ltd. from subsidiary non-guarantors (a)	$67,947	$8,202	$5,052	$17,661	$9,136
Interest expense (a)	44	3	3	40	10
Income tax expense (a)	49,814	6,630	3,493	15,420	6,346
Net income (loss) attributed to non-controlling interest (a)	10,881	4,826	—	10,881	—
Depreciation and amortization	11,690	2,740	160	9,709	440
EBITDA	$140,376	$22,401	$8,708	$53,711	$15,932
Income from non-guarantors other than New Valley	187	21	36	86	95
Equity income from real estate ventures (b)	(9,153)	(3,258)	(9,489)	(3,002)	(16,774)
Gain on acquisition of Douglas Elliman	(60,842)	—	—	—	—
Reclassification of EBITDA as a result of the consolidation of Douglas Elliman (c)	13,804	—	18,359	—	32,836
Purchase accounting adjustments	1,013	407	—	1,013	—
Other, net	(4,519)	(234)	2	(4,297)	(126)
Pro-forma Adjusted EBITDA	$80,866	$19,337	$17,616	$47,511	$31,963
Pro-forma Adjusted EBITDA attributed to non-controlling interest	(17,621)	(5,660)	(5,399)	(13,561)	(9,656)
Pro-forma Adjusted EBITDA attributed to New Valley LLC	$63,245	$13,677	$12,217	$33,950	$22,307

Pro-forma Adjusted EBITDA by Segment
Real Estate (d)	$80,889	$19,369	$17,447	$47,589	$31,883
Corporate and Other	(23)	(32)	169	(78)	80
Total (f)	$80,866	$19,337	$17,616	$47,511	$31,963

Pro-forma Adjusted EBITDA Attributed to New Valley LLC by Segment
Real Estate (e)	$63,268	$13,709	$12,048	$34,028	$22,227
Corporate and Other	(23)	(32)	169	(78)	80
Total (f)	$63,245	$13,677	$12,217	$33,950	$22,307

a.
Amounts are derived from Vector Group Ltd.'s Consolidated Financial Statements. See Note entitled "Vector Group Ltd.'s Condensed Consolidating Financial Information" contained in Vector Group Ltd.'s Form 10-Q and 10-K for each respective period.

b.	Represents equity income recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

c.
Represents EBITDA of Douglas Elliman Realty, LLC for all periods prior to December 13, 2013. On December 13, 2013, the Company increased its ownership of Douglas Elliman Realty, LLC from 50% to 70.59%. Consequently, after December 13, 2013, the Company consolidates the operations and financial position of Douglas Elliman Realty, LLC in its financial statements.  The Company had previously accounted for its interest in Douglas Elliman Realty, LLC under the equity method, and operating income as well as depreciation and amortization expense from Douglas Elliman Realty, LLC, were not included in the Company's Adjusted EBITDA.

d.
Includes Pro-forma Adjusted EBITDA for Douglas Elliman Realty, LLC of $56,686 for the last twelve months ended September 30, 2014 and $20,079, $18,395, $42,847 and $32,541 for the three and nine months ended September 30, 2014 and 2013, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC's entire Pro-forma Adjusted EBITDA.

e.
Includes Pro-forma Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $40,015 for the last twelve months ended September 30, 2014 and $14,174, $12,996, $30,246 and $22,885 the three and nine months ended September 30, 2014 and 2013, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC's Pro-forma Adjusted EBITDA for non-controlling interest.

f.
New Valley's Pro-forma Adjusted EBITDA does not include an allocation of Vector Group Ltd.'s "Corporate and Other" segment's expenses of $12,640, $1,565, $2,875, $8,245, and $9,228 for the last twelve months ended September 30, 2014 and the three and nine months ended September 30, 2014 and 2013, respectively.

TABLE 9
VECTOR GROUP LTD. AND SUBSIDIARIES
ANALYSIS OF DOUGLAS ELLIMAN REALTY, LLC PRO-FORMA ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Nine Months Ended		Twelve Months Ended
	September 30,	September 30,		December 31,
	2014	2014	2013	2013

Douglas Elliman Realty, LLC revenues	$518,197	$396,983	$315,721	$436,935

Real estate brokerage revenues reclassified from Vector Group Ltd. (a)	3,249	—	15,368	18,617
Purchase accounting adjustments (b)	3,040	1,683	—	1,357
Total adjustments	6,289	1,683	15,368	19,974

Douglas Elliman Realty, LLC Pro-forma Adjusted Revenues (c)	$524,486	$398,666	$331,089	$456,909

a.	Revenues from Douglas Elliman Florida, LLC, which was a subsidiary of Vector from prior to January 1, 2013 to December 13, 2013 and acquired by Douglas Elliman Realty, LLC in December 2013.

b.
Amounts represent one-time purchase accounting adjustments to fair value for deferred revenues recorded in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC on December 13, 2013.

c.
Includes Pro-forma Adjusted Revenues from Douglas Elliman Realty, LLC of $524,812 for the last twelve months ended September 30, 2014 and $153,205, $133,386, $398,666, and $331,089 for the three and nine months ended September 30, 2014 and 2013, respectively.

TABLE 10
VECTOR GROUP LTD. AND SUBSIDIARIES
COMPUTATION OF DOUGLAS ELLIMAN REALTY, LLC PRO-FORMA ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Nine Months Ended		Twelve Months Ended
	September 30,	September 30,		December 31,
	2014	2014	2013	2013

Net income attributed to Douglas Elliman Realty, LLC	$42,252	$33,732	$29,575	$38,095
Interest expense	77	37	(22)	18
Income tax expense	1,413	1,101	684	996
Depreciation and amortization	12,523	9,425	3,111	6,209
Douglas Elliman Realty, LLC EBITDA	$56,265	$44,295	$33,348	$45,318
Equity (income) loss from real estate ventures (b)	(143)	(86)	—	(57)
Purchase accounting adjustments	3,040	1,013	—	—
Income from Douglas Elliman Florida LLC	(123)	—	(807)	(930)
Other, net	(2,353)	(2,375)	—	22
Douglas Elliman Realty, LLC Pro-forma Adjusted EBITDA	$56,686	$42,847	$32,541	$44,353